EXHIBIT 5.1


                             Greenberg Traurig, LLP
                                MetLife Building
                                 200 Park Avenue
                            New York, New York 10166


                                                                   June 27, 2005


Advanced BioPhotonics Inc.
125 Wilbur Place, Suite 120
Bohemia, New York 11716

Ladies and Gentlemen:

      We are acting as counsel to Advanced BioPhotonics Inc. (formerly OmniCorder Technologies, Inc.), a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2, filed on January 26, 2005, as amended by Amendment No. 1 filed on May 13, 2005, Amendment No. 2 filed on May 16, 2005, and Amendment No. 3 filed on June 10, 2005 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers: (i) 7,000,000 transferable subscription rights (the "Rights") to be distributed in connection with a rights offering (the "Rights Offering") by the Company to the holders of record as of the close of business on the record date declared by the Board of Directors (the "Holders") of its common stock, par value $.001 per share (the "Common Stock") to purchase up to 7,000,000 shares of the Company's series B convertible preferred stock, par value $.01 per share (the "Series B Preferred Stock"), and five-year warrants to purchase up to 3,500,000 shares of Common Stock (the "Warrants');
(ii) up to 10,500,000 shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and exercise of the Warrants; (iii) 3,100,000 shares of Common Stock issuable upon conversion of 1,550,000 shares of series A convertible preferred stock, par value $.01 per share (the "Series A Preferred Stock"), issued in a private placement completed by the Company in December 2004 (the "December 2004 Private Placement") and (iv) 465,000 shares of common stock issuable upon the exercise of warrants issued in the December 2004 Private Placement.

      We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

      Based upon the foregoing, we are of the opinion that:

      (i) The Rights to be issued by the Company have been duly authorized and, when issued by the Company in the manner described in the Registration Statement, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the state of Delaware.

      (ii) The shares of Series B Preferred Stock to be issued and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

      (iii) The Warrants to be issued and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable and be binding obligations of the Company under the state contract law governing the warrant agreement relating to the Warrants.



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      (iv) The shares of Common Stock are duly authorized, and when issued upon conversion of the shares of Series A Preferred Stock and Series B Preferred Stock, and upon exercise of the Warrants and the warrants issued in the December 2004 Private Placement, each in accordance with their respective terms, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Proceedings" and "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Greenberg Traurig, LLP
                                                     --------------------------
                                                     GREENBERG TRAURIG, LLP